EXHIBIT 10.1
SIMS GROUP LIMITED
TRANSITION INCENTIVE STOCK PLAN
Amended and Restated as of March 14, 2008

SECTION 1.
BACKGROUND AND PURPOSE
     This Plan is an amendment and restatement of the plan originally adopted by Metal Management, Inc., a Delaware corporation (“Metal Management”), for the purpose of providing for the grant of equity-based incentive compensation awards to its directors and key officers and employees in order to (i) attract and retain such directors, officers and employees, (ii) provide an additional incentive to each such director, officer and employee to work to increase the value of Metal Management’s shares and promote the success of the business of Metal Management and (iii) provide each such director, officer and employee with a stake in the future of Metal Management that corresponds to the stake of each of Metal Management’s stockholders (the “Metal Management Plan”).
     This amendment and restatement reflects the fact that, effective March 14, 2008, Metal Management merged with and into MMI Acquisition Corporation, a Delaware corporation (the “Acquisition Corporation”) and a wholly-owned subsidiary of Sims Group Limited, a corporation organized under the laws of Victoria, Australia (the “Company”), pursuant to an Agreement and Plan of Merger dated September 24, 2007 (the “Merger Agreement”) between the Company, the Acquisition Corporation and Metal Management.
     Upon the effective date of the merger of Metal Management and the Acquisition Corporation pursuant to the Merger Agreement (the “Merger Effective Date”), in accordance with the terms and conditions of the Merger Agreement and the Metal Management Plan (i) the Company has assumed the rights and obligations of Metal Management under the Metal Management Plan, (ii) all stock options granted pursuant to the Metal Management Plan prior to the Merger Effective Date have been converted into options to acquire American Depositary Shares representing the Company’s ordinary shares (“ADSs”), (iii) all restricted stock awards granted pursuant to the Metal Management Plan prior to the Merger Effective Date have been converted in awards of ADSs and (iv) all stock options and restricted stock awards granted under the Metal Management Plan prior to the Merger Effective Date, but for 125,000 shares granted on March 3, 2008, have become fully vested and exercisable.
     In connection with the assumption of the Metal Management Plan by the Company, the Metal Management Plan has been amended and restated in its entirety as provided herein.
SECTION 2.
DEFINITIONS
     2.1 Acquisition Corporation — means MMI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company.
     2.2 ADS — means an American Depositary Share representing one ordinary share of the Company.
     2.3 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under Section 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under Section 414(c) of the Code.
     2.4 Board — means the Board of Directors of the Company.
     2.5 Cause — means the definition of such term in the applicable employment or consulting agreement, if any, or Option Certificate at the time a determination with respect to “Cause” is made or, in the absence of such an applicable definition, “Cause” means (a) the Key Person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement that affects the Company or a Subsidiary or Affiliate, as determined by the Committee; (b) the Key Person engages in a fraudulent act that damages or prejudices the Company or any Subsidiary or

Affiliate or engages in conduct or activities damaging to the property, business or reputation of the Company or any Subsidiary or Affiliate, all as determined by the Committee; (c) any act or omission by the Key Person involving malfeasance or negligence in the performance of the Key Person’s duties and responsibilities as set forth in any employment or consulting agreement between the Key Person and the Company or any Subsidiary or Affiliate to the detriment of the Company or any Subsidiary or Affiliate, as determined by the Committee; or (d) a failure by the Key Person to comply in any material respect with the terms of any employment or consulting agreement between the Key Person and the Company or any Subsidiary or Affiliate or any written policies or directives of the Company or any Subsidiary or Affiliate which failure has not been corrected by the Key Person within 15 days after written notice from the Committee of such failure.
     2.6 Code — means the Internal Revenue Code of 1986, as amended.
     2.7 Committee — means the Remuneration Committee of the Board, or such other committee designated by the Board from time to time to administer this Plan.
     2.8 Company — means Sims Group Limited and any successor to Sims Group Limited.
     2.9 Director — means a member of the board of directors of Metal Management who has been granted stock options pursuant to this Plan prior to the Merger Effective Date.
     2.10 Fair Market Value — means for any date the last sales price on any business day for an ADS as reported by The Wall Street Journal or such other reputable reporting service selected by the Committee or, if no such price is so reported, the price that the Committee acting in good faith determines through any reasonable valuation method that an ADS might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
     2.11 Key Person — means an employee or consultant of Metal Management or any Parent, Subsidiary or Affiliate of Metal Management who has been granted stock options pursuant to this Plan prior to the Merger Effective Date.
     2.12 Merger Agreement — means the Agreement and Plan of Merger dated September 24, 2007 between the Company, the Acquisition Corporation and Metal Management.
     2.13 Merger Effective Date — means the effective date of the merger of Metal Management with and into the Acquisition Corporation in accordance with the terms of the Merger Agreement.
     2.14 Metal Management — means Metal Management, Inc., a Delaware corporation.
     2.15 1933 Act — means the Securities Act of 1933, as amended.
     2.16 1934 Act — means the Securities Exchange Act of 1934, as amended.
     2.17 Option — means a stock option to acquire ADSs resulting from the conversion in accordance with Section 3 of this Plan of an outstanding stock option granted pursuant to the Metal Management Plan prior to the Merger Effective Date.
     2.18 Option Certificate — means the document or documents that sets forth the terms and conditions of an Option.
     2.19 Option Price — means the price that shall be paid to purchase one ADS upon the exercise of an Option.
     2.20 Parent — means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) of the Company.

     2.21 Plan — means this Sims Group Limited Transition Incentive Stock Plan, as effective as of the Merger Effective Date and as amended from time to time thereafter.
     2.22 Subsidiary — means a corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.
SECTION 3.
CONVERSION OF OPTIONS
     As of the Merger Effective Date, each outstanding stock option granted pursuant to the Metal Management Plan prior to such date shall be automatically converted, without any action on the part of the holder thereof, into an Option exercisable to acquire ADSs in accordance with this Plan. The exercise price and number of ADSs acquirable upon the exercise of each Option shall be determined in accordance with the Merger Agreement and Section 424(a) of the Code. All other terms and conditions of each Option shall be identical to the terms and conditions of the stock option replaced by such Option; provided that all Options shall be deemed to be fully vested and exercisable from and after the Merger Effective Date in accordance with their terms and the terms of this Plan.
SECTION 4.
VESTING OF RESTRICTED STOCK GRANTS
     All forfeiture provisions and transferability restrictions applicable to restricted stock grants awarded pursuant to the Metal Management Plan prior to the Merger Effective Date, but for 125,000 shares granted on March 3, 2008, shall, as of such date, be deemed to have terminated and lapsed and shall have no further force or effect.
SECTION 5.
SHARES RESERVED UNDER PLAN
     Subject to Section 13, there shall be 1,653,518 ADSs reserved for issuance under this Plan. Such ADSs shall be reserved to the extent that the Company deems appropriate from authorized but unissued ADSs and from ADSs that have been reacquired by the Company. Any ADSs that would be transferred pursuant to this Plan but that are used to satisfy a withholding obligation shall be treated as transferred under this Plan and shall not again become available for grants under this Plan.
SECTION 6.
COMMITTEE
     This Plan shall be administered by the Committee. If there is no Committee, the Board shall administer this Plan and any reference in the Plan to the Committee shall mean a reference to the Board. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 13) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Person or Director and on each other person directly or indirectly affected by such action. The Committee may authorize any of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

SECTION 7.
GRANT OF ADDITIONAL AWARDS
     No Options or other awards shall be granted under this Plan after the Merger Effective Date. The terms of this Plan shall remain in effect with respect to all Options and restricted stock awards granted pursuant to the Metal Management Plan prior to the Merger Effective Date.
SECTION 8.
OPTIONS
     8.1 Committee Action. The Committee, in its sole discretion, at any time may waive any conditions or restrictions relating to the Option or the ADSs covered thereby.
     8.2 Payment of Option Price. The Option Price shall be payable in full upon the exercise of any Option or the Key Person shall have entered into an agreement with the Company and a broker acceptable to the Committee to the effect that the Company will transfer the ADSs to the brokerage account of the Key Person and the broker will transfer the Option Price to the Company on that same date. At the discretion of the Committee, an Option Certificate may provide for the payment of the Option Price either in cash, by check or in ADSs that have been held by the optionee for at least six months, or in any combination of cash, check and such ADSs, or by such other means as the Committee determines appropriate at the time of grant of the Option. Any payment made in ADSs shall be treated as equal to the Fair Market Value of such ADSs on the date the Key Person causes such ADSs to be transferred to the account of the Company.
     8.3 Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the date that is the tenth anniversary of the date of the grant of the stock option that has been converted into an Option pursuant to Section 3 of this Plan. An Option Certificate may provide for the exercise of an Option after the employment or service of a Key Person has terminated for any reason whatsoever, and unless an Option Certificate provides otherwise, an Option granted to a Key Person may be exercised by the Key Person (to the extent exercisable) during the period that the Key Person remains an employee or consultant of the Company or any Parent, Subsidiary or Affiliate and for a period of three months (one year in the case of retirement on or after the age of 65) after the Key Person’s employment or service as a consultant terminates other than as a result of death, total and permanent disability (as determined by the Committee), or Cause; provided that in no event shall the Option be exercisable more than ten years after the date of the grant of the stock option that has been converted into an Option pursuant to Section 3 of this Plan. Unless an Option Certificate provides otherwise, if the Key Person’s employment or service as a consultant terminates as a result of death or total and permanent disability (as determined by the Committee), the Option will vest immediately and may be exercised thereafter for a period of two years after the Key Person’s employment or service as a consultant terminates by the executor or administrator of the Key Person’s estate or by the person or persons to whom the Key Person’s rights under the Option pass by the Key Person’s will or the laws of descent and distribution; provided that in no event shall the Option be exercisable more than ten years after the date of the grant of the stock option that has been converted into an Option pursuant to Section 3 of this Plan. Unless an Option Certificate provides otherwise, if the Key Person is terminated for Cause, the Option will expire immediately and automatically at the time of such termination.
SECTION 9.
GRANTS TO DIRECTORS
     9.1 Exercise of Options. An Option granted to a Director may be exercised by the Director (to the extent exercisable) during the period that the Director remains on the Board and for a period of three months after the Director ceases to serve as a member of the Board other than as a result of death or disability (as determined by the Board); provided that in no event shall the Option be exercisable more than ten years after the date of the grant of the stock option that has been converted into an Option pursuant to Section 3 of this Plan. If the Director ceases to serve as a member of the Board as a result of death or disability (as determined by the Board), the Option may be exercised thereafter (to the extent exercisable) for a period of twelve months after the Director ceases to serve as a member of the Board by the executor or administrator of the Director’s estate or by the person or persons to whom the Director’s rights under the Option pass by the Director’s will or the laws of descent and distribution; provided that in no event shall the Option be exercisable more than ten years after the grant date.
     9.2 Payment of Option Price. No ADSs shall be issued upon exercise of an Option by a Director until the Company has received full payment of the Option Price or the Director has entered into an agreement with the Company and a broker acceptable to the Committee to the effect that the Company will transfer the ADSs to the brokerage account of the Director and the broker will transfer the Option Price to the Company on that same date. The Option Price may be paid either in cash, by check or in ADSs that have been held by the Director for at least six months, or in any combination of cash, check and such Stock. Any payment made in ADSs shall be treated as equal to the Fair Market Value of such ADSs on the date the Director causes such ADSs to be transferred to the account of the Company.
SECTION 10.
NON-TRANSFERABILITY
     No Option shall (absent the Committee’s consent) be transferable by a Key Person or a Director other than by will or by the laws of descent and distribution, and any Option shall (absent the Committee’s consent) be exercisable during a Key Person’s or Director’s lifetime only by the Key Person or Director. Notwithstanding the foregoing, an Option may permit the transfer of the Option by the Key Person or Director pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), provided the transfer of such Option would not adversely affect the qualification of such Option or the underlying ADSs for registration on a Registration Statement on Form S-8. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (or with the Committee’s consent) thereafter shall be treated as the Key Person or Director.
SECTION 11.
SECURITIES REGISTRATION
     As a condition to the receipt of ADSs under this Plan, the Key Person or Director shall, if so requested by the Company, agree to hold such ADSs for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Key Person or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such ADS unless a registration statement shall be in effect with respect to such ADS under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates representing the ADS transferred upon the exercise of an Option may at the discretion of the Company bear a legend to the effect that such ADS has not been registered under the 1933 Act or any applicable state securities law and that such ADS cannot be sold or offered for sale in the absence of an effective registration statement as to such ADS under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
SECTION 12.
LIFE OF PLAN
     This Plan shall terminate at such time as all Options shall have been exercised or forfeited or shall have expired in accordance with their terms.

SECTION 13.
ADJUSTMENT
     13.1 Capital Structure. The number, kind or class (or any combination thereof) of ADSs reserved under Section 5 and the number, kind or class (or any combination thereof) of ADSs subject to an Option and the Option Price of an Option shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, effected without receipt of consideration by the Company.
     13.2 Mergers. The Committee as part of any corporate transaction described in Section 424(a) of the Code shall have the right to adjust (in any manner that the Committee in its discretion deems consistent with Section 424(a) of the Code) the number, kind or class (or any combination thereof) of ADSs reserved under Section 5. The Committee as part of any corporate transaction described in Section 424(a) of the Code also shall have the right to adjust (in any manner that the Committee in its discretion deems consistent with Section 424(a) of the Code) the number, kind or class (or any combination thereof) of ADSs subject to an Option and the Option Price of an Option, and any grant and forfeiture conditions of an Option . Furthermore, the Committee shall have the right (in any manner that the Committee in its discretion deems consistent with Section 424(a) of the Code) to make any Option subject to effect the assumption of, or the substitution for, stock option grants previously made by any other entity to the extent that such corporate transaction calls for such substitution or assumption of such stock option grants.
     13.3 Fractional Shares. If any adjustment under this Section 13 would create a fractional ADS or right to acquire a fractional ADS, such fractional ADS or right shall be disregarded and the number of ADSs reserved under this Plan and the number subject to an Option shall be the next lower number of ADSs, rounding all fractions downward. An adjustment made under this Section 13 by the Committee shall be conclusive and binding on all affected persons.
SECTION 14.
AMENDMENT OR TERMINATION
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided that (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law and (b) no amendment shall adversely affect any rights under an Option previously awarded unless the Key Person or Director consents in writing. The Board also may terminate this Plan at any time; provided, however, the Board or the Committee shall not have the right unilaterally to modify, amend or cancel any Option granted before such suspension or termination unless (i) the modification or amendment does not adversely affect any rights under the Option, (ii) the Key Person or Director consents in writing to such modification, amendment or cancellation, or (iii) there is a transaction described in Section 13 (in which case the Committee may act as provided in such Section).
SECTION 15.
MISCELLANEOUS
     15.1 Shareholder Rights. No Key Person or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option pending the actual delivery of the ADS subject to such Option to such Key Person or Director.
     15.2 No Contract of Employment. The grant of an Option to a Key Person under this Plan shall not constitute a contract of employment and shall not confer on a Key Person any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate.
     15.3 Withholding. Each Option and each restricted stock grant converted to ADSs as of the Merger Effective Date shall be subject to the condition that the Key Person or Director consents to whatever action the Committee directs to satisfy the minimum statutory tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of the Option or vesting of such restricted ADS grant, including requiring the Key Person or Director to remit to the Company in cash the required withholding amount. The Committee also shall have the right to provide in an Option Certificate or documents evidencing any such restricted ADS grant that a Key Person or Director may elect to satisfy such minimum statutory tax withholding requirements through a reduction in the cash or the number of ADSs actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory withholding requirements.
     15.4 Construction. All references to sections are to sections of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the Victoria, Australia. Each term set forth in Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
     15.5 Other Conditions. Each Option Certificate may require that a Key Person or Director (as a condition to the exercise of an Option) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement that restricts the transfer of ADSs acquired pursuant to the exercise of an Option or provides for the repurchase of such ADS by the Company.